                                                                EXHIBIT 10.1(g)

                       ASSUMPTION AND AMENDMENT AGREEMENT

        This Amendment is made by and between General Electric Capital Corporation ("Lender"), Ugly Duckling Holdings, Inc. ("Holdings"), Duck Ventures, Inc. ("Ventures"), Champion Acceptance Corporation formerly known as Ugly Duckling Credit Corporation ("Credit"), Ugly Duckling Car Sales, Inc. ("Sales"), UDRAC, Inc. ("UDRAC"), and Champion Financial Services, Inc. ("Champion"), all Arizona corporations (Holdings, Ventures, Credit, Sales, UDRAC, and Champion collectively called "Existing Borrower") and Ugly Duckling Corporation a Delaware corporation ("New Borrower").

        1. Purpose. Lender has been providing financing to Existing Borrower pursuant to the Motor Vehicle Installment Contract Loan and Security Agreement executed as of June 1, 1994 between Lender and Existing Borrower, as amended, together with all Supplemental Documents related thereto (the "LSA"). Except as otherwise provided in this Amendment, the LSA remains in full force and effect according to its original terms. When used in this Amendment, words which are defined in the LSA shall have the same meanings set forth in the LSA unless this Amendment expressly states a different meaning. Existing Borrower and New Borrower have requested that Lender allow New Borrower to assume all rights and obligations of Holdings as a Borrower pursuant to the LSA.

        2. Assumption. Pursuant to a Merger Agreement dated April 24, 1996, Holdings is being merged into New Borrower, and New Borrower shall be the surviving corporation without releasing Existing Borrower from any liability to Lender for all obligations existing or in the future arising under the LSA, New Borrower hereby assumes obligations as a Borrower to Lender under the LSA and all obligations to Lender under all other documents and instruments executed by Existing Borrower in connection with the LSA. By executing this Amendment, New Borrower shall become a Borrower under the LSA with all rights and obligations attendant to such status. New Borrower grants to Lender all of the conveyances and rights granted to Lender under the LSA, including but not limited to a security interest in all collateral described therein and all rights and remedies set forth therein (including but not limited to rights of termination, acceleration and foreclosure) and as allowed by law.

        3. Amendments to the LSA. The LSA is hereby amended as follows: The LSA is hereby amended to substitute New Borrower in place of "Borrower" under the LSA as fully as if New Borrower on the effective date of this Amendment executed the LSA as a "Borrower". New Borrower grants to Lender all rights and interests granted by a "Borrower" in the LSA, including but not limited to the granting of a security interest in the Collateral.

        4. Guarantees. Any references in the Agreement to the personal guarantees of Ernst C. Garcia II, are hereby deleted, and replaced with Validity of Collateral Guaranty.

        5. Conditions Precedent. New Borrower shall have delivered to Lender on or before the date hereof the following duly executed documents in form and substance satisfactory to Lender, delivery of which shall be a condition precedent to the effectiveness of this Amendment:

        (a) This Amendment;

        (b) UCC-1 Financing Statements of New Borrower;

        (c) Duly adopted resolutions of the Board of Directors of each of Existing Borrower and New Borrower;

        (d) Copies of New Borrower's Articles of Incorporation and By-laws, certified as a true and correct copy by the Secretary of New Borrower as true and correct;

        (e) Certificates of good standing for the New Borrower issued by (i) the Secretary of State of Delaware and (ii) each other jurisdiction in which New Borrower is qualified as a foreign business entity and in which it transacts business, if any;

        (f) A power of attorney of New Borrower;

        (g) A copy of a letter delivered by New Borrower to its accountants instructing them to disclose to Lender any and all financial statements and other information of any kind relating to New Borrower's business, financial condition and other affairs that Lender may request;

        (h) Two certificates of the chief financial officer of New Borrower; and

        (i) Such additional information and materials as Lender may reasonably request.

None of the actions previously taken or documents previously executed to satisfy the conditions of Article 9 have been revoked, rescinded, terminated, or canceled without Lender's prior consent.

        6. Incorporation of Amendment. The parties acknowledge and agree that this Amendment is incorporated into and make a part of the Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms, are hereby affirmed and ratified and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Agreement, the terms and provisions of this Amendment shall control. Each reference to the Agreement shall be a reference to the Agreement as amended by this Amendment. This Amendment, taken together with the unamended provisions of the Agreement which are affirmed and ratified by Borrower, contains the entire agreement among the parties regarding the transactions described herein and supersedes all prior agreements, written or oral, with respect thereto.

        7. Borrower Remains Liable. Existing Borrower hereby confirms that the Agreement and each document executed by Existing Borrower in connection therewith continue unimpaired and in full force and effect and shall cover and secure all of each Borrower's existing and future obligations to Lender.

        8. Headings. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

        9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona. Nothing herein shall preclude Lender from bringing suit or taking other legal action in any jurisdiction.

        10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

        11. Effective Date. The amendments contained herein shall be deemed effective from and after the date hereof, provided that all of the conditions set forth in Section 5 above have been satisfied upon the execution of this Amendment.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of this 4th day of October 1996.


                                        GENERAL ELECTRIC CAPITAL CORPORATION



                                        By: /s/ ILLEGIBLE SIGNATURE
                                           --------------------------------
                                        Title:  Account Executive
                                               ----------------------------


                                        UGLY DUCKLING CORPORATION




                                        By: /s/  Steven P. Johnson
                                           --------------------------------
                                        Title: Sr. Vice President
                                              -----------------------------

                        VALIDITY OF COLLATERAL GUARANTY

As an inducement to General Electric Capital Corporation ("Lender") to loan money to Ugly Duckling Corporation and subsidiaries ("Borrower") secured by installment contracts pledged by Borrower, the undersigned ("Guarantor") hereby represents, warrants, and guaranties to Lender that: (i) all assets described on financial statements previously submitted, or submitted in the future, to Lender for Borrower and for Guarantor exist and are accurately valued on the statements in accordance with generally accepted accounting principles, (ii) all lease contracts, vehicles and related rights pledged by Borrower to Lender are at the time of delivery of the contract to Lender solely owned by Borrower and not subject to any liens or interest superior to Lender's security interest, (iii) all proceeds and collections from the pledged contracts, vehicles and rights required to be paid to Lender by Borrower will not be converted, intentionally or otherwise, by Borrower to a use other than payment to Lender, (iv) Borrower has not intentionally misled, and will not intentionally mislead, Lender with respect to pledged contracts and related rights, and (v) each time Borrower requests an advance, all of the representations and warranties of Borrower in the Loan and Security Agreement are true.

The liability of Guarantor under this Guaranty is limited to liability only for a breach of the first paragraph of this Guaranty. In the event of a breach, Guarantor's liability is limited to the losses and expenses incurred by Lender as a result of the breach. The liability of Guarantor hereunder is direct, unconditional, absolute and may be enforced without requiring Lender first to resort to any right or remedy Lender has as to Borrower or any third parties with regard to Borrower's debts and obligations to Lender or to foreclose or exhaust any security therefor. Guarantor shall not have any right of reimbursement, indemnity, subrogation or security enforceable against Borrower, nor otherwise be a creditor of Borrower, with respect to payments to Lender to the extent such rights or creditor status would make payments to Lender a preference recoverable from Lender. Nothing shall discharge or satisfy the liability of Guarantor hereunder except the full payment and performance of all of Borrower's debts and obligations to Lender. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all present and future debts and obligations of Borrower to Lender.

Guarantor has made an independent investigation of the financial condition and affairs of Borrower prior to entering into this Guaranty and has not relied upon any representation made by Lender as to the financial condition, operation or creditworthiness of Borrower. Guarantor further agrees that Lender shall have no duty or responsibility now or hereafter to make any investigation or appraisal of Borrower, or the security for Borrower's debts and obligations to Lender, on behalf of Guarantor or to provide Guarantor with any information which may come to Lender's attention now or hereafter, whether or not such information could materially increase the risk of Guarantor hereunder.

Notice of acceptance of this Guaranty, of any default by Borrower, and of any adverse change in Borrower's financial condition or of any other fact which might materially increase the risk of Guarantor hereunder is hereby waived. Presentment, protest and demand, and notice of protest and demand are hereby waived. Guarantor authorizes Lender without notice or demand and without affecting the obligations of Guarantor hereunder, with respect to any debt or obligation of Borrower to Lender, to extend the time of payment (without limit as to the number or term of extensions) or waive strict compliance of any other term thereof, to renew or otherwise modify the terms thereof, to waive or release any security therefor, to release a guarantor or other party liable therefor, and to enter or grant any settlement, release, compromise, composition, account stated or agreed balance with or to Borrower or any third party, and Guarantor agrees that the foregoing actions shall not diminish Guarantor's obligations hereunder. GUARANTOR WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT
OF OR RELATED TO THIS GUARANTY. Guarantor agrees that its liability under this Guaranty shall be determined pursuant to the laws of Arizona.

This Guaranty remains fully enforceable irrespective of any defenses which Borrower could assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, and usury. If Borrower or Guarantor should at any time become insolvent or make a general assignment, or a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by or against Borrower or Guarantor, any and all obligations of Guarantor pursuant to this Guaranty shall not be lessened by such petitions, assignments or filings and shall, at Lender's option, forthwith become due and payable without notice. In the event of default in the performance of this Guaranty, Guarantor agrees to pay all reasonable court costs, attorney's fees and other expenses paid or incurred by Lender in the enforcement hereof.

This Guaranty is a continuing guaranty which shall remain effective until terminated as provided herein. Guarantor may terminate this Guaranty upon at least sixty (60) days prior written notice received by Lender and sent by registered or certified mail, return receipt requested. Notwithstanding such termination, however, this Guaranty shall remain effective as to all financing provided, or committed to be provided, by Lender to or for the benefit of Borrower prior to the effective date of termination and this Guaranty shall be continuing and unconditional until the same are fully paid, performed and discharged.

This Guaranty supersedes all prior writings, and all prior and contemporaneous oral understandings, regarding this Guaranty. Without Lender's prior written consent, no assignment or delegation of any rights or duties by Guarantor shall be effective to relieve Guarantor of its obligations hereunder. Lender can at any time assign or delegate any rights or duties arising under this Guaranty. This Guaranty shall inure to the benefit of Lender's successors and assigns. Guarantor agrees to provide financial statements for Guarantor when requested by Lender.

Guarantor acknowledges that Guarantor has read this Guaranty, has consulted with counsel to the extent Guarantor deemed advisable, understands this Guaranty and desires to be bound by it.

Dated  10-4, 1996

                       Witness:        /s/ Steven P. Johnson

Signature of Individual Guarantor

/s/ Ernest C. Garcia

Print Guarantor Name             Print Witness Name

Ernest C. Garcia II              Steven P. Johnson

Print Guarantor Address          Print Witness Address and Phone Number

2525 E. Camelback #1150          2525 E. Camelback #1150
Phoenix, AZ 85016                Phoenix, AZ 85016